UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Century Park East, Suite 1000 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2016, Ritter Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 2,127,660 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a public offering price of $2.35 per share for total gross proceeds of $5,000,000, or $4,650,000 after deducting underwriting discounts and commissions. In addition, the Underwriters were granted an over-allotment option exercisable for 30 days after the Offering for 212,766 shares of Common Stock at a public offering price of $2.35 per share. The Company expects to receive approximately $5,115,000 in gross proceeds if the Underwriters’ over-allotment option is exercised in full. The Company currently intends to use the estimated net proceeds from the Offering for operations and other general corporate purposes.

The Offering is expected to close on or about October 31, 2016, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer of the Company has agreed, subject to exceptions, not to sell, transfer or otherwise dispose of securities of the Company for a period of time specified in the Underwriting Agreement.

The foregoing descriptions of the Underwriting Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1, to this report and is incorporated by reference herein.

The shares are being offered and sold pursuant to a prospectus, dated August 23, 2016, and a preliminary prospectus supplement, dated October 26, 2016, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-213087), declared effective by the United States Securities and Exchange Commission on August 23, 2016.

A copy of the opinion of Reed Smith LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 26, 2016, between Ritter Pharmaceuticals, Inc. and Aegis Capital Corp.

5.1	Opinion of Reed Smith LLP

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Name:	Michael D. Step
Title:	Chief Executive Officer

Date: October 26, 2016